TRANSACTIONS SUBJECT TO RULE 10f-
3 PROCEDURES


Portfolio:	  JPM Small
Company Portfolio
		Security Description:
Speechworks Intl Inc

Issuer:  Speechworks Intl Inc
		Offering Type:  U.S.
Registered

   US Registered, Eligible
Muni, Eligible
Foreign, Eligible 144A




REQUIRE
D
INFORMA
TION



ANSW
ER


APPLICA
BLE
RESTRIC
TION

In
Com
plian
ce
   Yes/
No



1.


2.


3.


4.


5.


6.


7.



8.


9.

1
0.




1
1.



1
2.


Offering
Date

Trade Date

Unit Price of
Offering

Price Paid
per Share

Years of
Issuer  s
Operations

Underwritin
g Type

Underwritin
g Spread


Total Price
paid by
Portfolio

Total Size of
Offering

Total Price
Paid by
Portfolio
plus Total
Price Paid
for same
securities
purchased
by the same
investment
adviser for
other
investment
companies

Underwriter
s    from
whom the
Portfolio
purchased
   attach a
prospectus
or offering
circular for a
list of all
syndicate
members

If the
affiliate was
lead or co-
lead
manager,
was the
instruction
listed below
given to the
broker   s
named in
#11? ****


8/1/00

8/1/00

$20.00

$20.00

3+

Firm

$1.40


$14,000

$95,000
,000

$1,099,
800




Hambr
echt &
Quist



N/A

None

Must be the
same as #1

None

Must not
exceed #3

Must be at
least three
years *

Must be
firm

Investment
Adviser
determinati
on to be
made

None

None

#10 divided
by #9 must
not exceed
25% **




Must not
include
Investment
Adviser
affiliates
***



Must be
 Yes  or
 N/A

N/A

YES

N/A

YES

YES

YES

YES


N/A

N/A


YES





YES



N/A

The Investment Adviser has
no reasonable cause to
believe that the underwriting
commission, spread or
profit is NOT reasonable
and fair compared to
underwritings of similar
securities during a
comparable period of time.
 In determining which
securities are comparable,
the Investment Adviser has
considered the factors set forth
in the Portfolio  s 10f-3
procedures.

Not applicable to munis.
  In the case of
munis,    i    the issue must
have one
investment grade rating or
   ii    if the issuer
or the revenue source has been
 in operation
for less than three years,
 the issue must
have one of the three
 highest ratings.
Circle    i    or    ii   ,
whichever is met.

**	If an eligible Rule 144A
offering, must not
exceed 25% of the total
amount of same
class sold to QIBs
in the Rule 144A
offering PLUS the amount of
the offering
of the same class in any
concurrent public
offering

***	For munis purchased
from syndicate
manager, check box to
 confirm that the
purchase was not designated
as a group
sale.

****	No credit for the
purchase made for the
Portfolio can be credited
 to the Investment
Adviser  s affiliate.

S:\Funds Administration\FUNDS
ADMINISTRATION\CHUBB\
SmallCompanyPortfolio\Annual2000\10
f-3 JPM Small Comp-Speechworks-8-1-00HQ.doc